                                                                    EXHIBIT 99.1

                        AMERICAN HEALTH PROPERTIES, INC.
                      FINANCIAL HIGHLIGHTS-FIRST QUARTER
                    (in thousands except per share amounts)

                                  (Unaudited)

                                                 Consolidated                Core Group                  Psychiatric Group
                                             ---------------------     --------------------------     ------------------------
                                                                      Three Months Ended March 31,
                                             ---------------------------------------------------------------------------------
                                                1998        1997          1998            1997          1998            1997
------------------------------------------   ---------   ---------     ---------        ---------     --------        --------
Revenues
Rental income                                $  21,358   $  17,810     $  21,003        $  17,229     $    355        $    581
Mortgage interest income                         1,653       1,517           113               --        1,540           1,517
Additional rental and interest income            3,420       2,976         3,126            2,772          294             204
Other property income                              335          --           335               --           --              --
Other interest income                              241       1,030           161              931           80              99
Interest on loans to Psychiatric Group              --          --           365              390           --              --
------------------------------------------   ---------   ---------     ---------        ---------     --------        --------
                                                27,007      23,333        25,103           21,322        2,269           2,401
------------------------------------------   ---------   ---------     ---------        ---------     --------        --------
Expenses
Depreciation and amortization                    4,874       3,828         4,686            3,642          188             186
Property operating                               1,215          11           990               11          225              --
Interest expense                                 4,942       6,107         4,942            6,107           --              --
Interest on loans from Core Group                   --          --            --               --          365             390
General and administrative                       2,106       1,880         1,854            1,585          252             295
Impairment loss on real estate and notes
  receivable                                        --      11,000            --               --           --          11,000
------------------------------------------   ---------   ---------     ---------        ---------     --------        --------
                                                13,137      22,826        12,472           11,345        1,030          11,871
------------------------------------------   ---------   ---------     ---------        ---------     --------        --------
Minority Interest                                   47          47            47               47           --              --
------------------------------------------   ---------   ---------     ---------        ---------     --------        --------

Income (Loss) Before Extraordinary Item         13,823         460        12,584            9,930        1,239          (9,470)
Extraordinary Loss On Debt Prepayment               --     (11,427)           --          (11,427)          --              --
------------------------------------------   ---------   ---------     ---------        ---------     --------        --------

Net Income (Loss)                            $  13,823   $ (10,967)    $  12,584        $  (1,497)    $  1,239        $ (9,470)
------------------------------------------   =========   =========     =========        =========     ========        ========

Funds From Operations                        $  18,672   $  15,259     $  17,245        $  13,543     $  1,427        $  1,716
------------------------------------------   =========   =========     =========        =========     ========        ========

Basic Per Share Amounts(1)
------------------------------------------
Income (Loss) Before Extraordinary Item                                $    0.44(2)     $    0.42     $   0.59        $   (4.54)
Extraordinary Loss On Debt Prepayment                                  $      --        $   (0.48)    $     --        $      --
Net Income (Loss)                                                      $    0.44(2)     $   (0.06)    $   0.59        $   (4.54)
Funds From Operations                                                  $    0.64(2)     $    0.58     $   0.68        $    0.82

Weighted Average Shares                                                   23,716           23,458        2,084            2,084

Diluted Per Share Amounts(1)
------------------------------------------
Income (Loss) Before Extraordinary Item                                $    0.43(2)     $    0.42     $   0.59        $   (4.54)(3)
Extraordinary Loss On Debt Prepayment                                  $      --        $   (0.48)    $     --        $      --
Net Income (Loss)                                                      $    0.43(2)     $   (0.06)    $   0.59        $   (4.54)(3)
Funds From Operations                                                  $    0.63(2)     $    0.57     $   0.68        $    0.82

Weighted Average Shares and
 Dilutive Potential Shares                                                23,992           23,649        2,102            2,096

Dividends Declared Per Share                                           $    0.545       $    0.525    $   0.64        $    0.75

                                                                           As of March 31,
                                             ---------------------------------------------------------------------------------
Balance Sheet Information                       1998        1997          1998            1997          1998            1997
------------------------------------------   ---------   ---------     ---------        ---------     --------        --------
Total Assets                                 $ 709,553   $ 570,547     $ 670,744        $ 531,986     $ 50,785        $ 51,885
Total Debt                                   $ 258,794   $ 225,642     $ 258,794        $ 225,642     $ 11,976        $ 13,324
Total Shareholders' Equity                   $ 423,084   $ 320,666     $ 386,456        $ 283,702     $ 36,628        $ 36,964

(1) Per share amounts for 1997 have been restated as required by Statement of Financial Accounting Standards No. 128, "Earnings per Share".
(2) Per share amount is based on amount attributable to Core Group common shareholders which represents amount after deduction of preferred dividends of $2,150 for the three months ended March 31, 1998.
(3) Per share amount is based on Weighted Average Shares used for Basic Per Share Amounts.